UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2009

FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

101 Hudson Street
Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (201) 604-4402

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 10.7
EXHIBIT 10.8
EXHIBIT 10.9
EXHIBIT 10.10
EXHIBIT 10.11
EXHIBIT 10.12
EXHIBIT 10.13
EXHIBIT 10.14

Item 1.01 Entry into a Material Definitive Agreement.
     On March 31, 2009, Franklin Credit Holding Corporation (“Franklin Holding”), and certain of its wholly-owned direct and indirect subsidiaries (together with Franklin Holding, the “Company”), including Franklin Credit Management Corporation (“FCMC”) and Tribeca Lending Corp. (“Tribeca”), entered into a series of agreements (collectively, the “Restructuring Agreements”) with The Huntington National Bank (the “Bank”), successor by merger to Sky Bank, pursuant to which the Company’s loans, pledges and guarantees with the Bank and its participating banks were substantially restructured, and approximately 83% of the Company’s portfolio of sub-prime mortgages was removed from the Company’s balance sheet and transferred to the balance sheet of Huntington Capital Financing, LLC (the “REIT”), a real estate investment trust wholly owned by the Bank (the “Restructuring”). In connection with the Restructuring, the Company has engaged in a number of cost savings measures, including across the board salary reductions and reductions in staff that should result in improved financial performance of FCMC.
     The Restructuring did not relate to approximately $41 million of the Company’s indebtedness under the Master Credit and Security Agreement, dated as of October 13, 2004, as amended, by and among FCMC, certain subsidiaries of FCMC and the Bank (the “Franklin Master Agreement”). This amount (the “Unrestructured Debt”) remains subject to the original terms specified in the applicable agreements. All collections in respect of these loans will continue to be applied in accordance with the Company’s existing Forbearance Agreements, the maturity date of which the Bank has committed to extend from May 15, 2009 to June 30, 2009, and under which the Bank has committed that there will be no events of default should the collections in respect of these loans be insufficient to make any minimum monthly payments otherwise required under the Franklin Master Agreement until June 30, 2009. Upon expiration of the Forbearance Agreement with respect to the Unrestructured Debt, the Bank, with notice, could call an event of default under the Licensing Credit Agreement (as defined below) and the Legacy Credit Agreement (as defined below).
     In conjunction with the Restructuring, and at the request of the Bank, effective March 31, 2009, the Company exercised its right to terminate two non-amortizing fixed-rate interest rate swaps with the Bank, one with a notional amount of $150 million and the other with a notional amount of $240 million. The total termination fee for cancellation of the swaps was $8.2 million, which is payable only to the extent cash is available under the waterfall provisions of the Legacy Credit Agreement, and only after the first $857 million of debt has been paid in full. The Company has other non-amortizing fixed-rate interest rate swaps with the Bank, which were not terminated.
     Background. The severe deterioration in the U.S. housing market and the nearly complete shutdown of the mortgage credit market for borrowers without excellent credit histories, and more recently the severe economic slowdown and rapidly rising unemployment, severely degraded the value of the portfolio of subprime 1-4 family mortgage loans and assets acquired and originated by the Company (the “Portfolio”), particularly its second-lien mortgage loans, and resulted in increased delinquencies, provisions for loan losses and operating losses, and decreased cash flows, during the past two years. The impact on the Company’s operations has been severe, and has included:
•	A substantial and growing shortfall in cash collections from the Portfolio relative to the Company’s debt service obligations owed to the Bank;

•	a substantial and growing shortfall in the value of the Company’s assets, relative to the amounts owed to the Bank under the facility agreements for the Company’s outstanding debt with the Bank;

•	concern by potential servicing customers and other constituencies over the continued viability of the Company in its current form, including the viability of FCMC, the Company’s servicing platform, which the Company believes as of December 31, 2008 to be financially sound on a unpledged, stand alone basis;

•	concern that the Bank was increasingly likely to:
•	cease granting necessary waivers and forbearances with respect to Company defaults under the Company’s various credit facilities; and

•	declare a default with respect to the credit facilities and foreclose on the assets of the Company, substantially all of which were pledged to the Bank, especially in light of communications from the Bank indicating that it was seeking greater and more direct control over the collection guidelines related to the assets in the Portfolio and may have needed to foreclose on the Portfolio if it were not able to consummate a transaction like the Restructuring in which it was able to gain control over the Portfolio while keeping the credit facilities outstanding. Such a foreclosure would have left no value for the Company’s stockholders.

In order to address these issues, accommodate the concerns of the Bank to take advantage of what the Company believes is the best option to preserve value for its stockholders, the Company negotiated and entered into the Restructuring, which has been approved by the Company’s Board of Directors.
     Executive Summary. Key attributes of the Restructuring, as they relate to the Company’s legacy indebtedness to the Bank include:
•	in exchange for the transfer of that part of the Portfolio underlying the Bank Trust Certificates (as defined below), the Company received common membership interests and Class C preferred membership interests in the REIT having in the aggregate a value intended to approximate the fair market value of that portion of the Portfolio transferred to the Bank, which as of March 31, 2009 was approximately $481.5 million (the “REIT Securities”). The preferred membership interests have a liquidation value of $100,000 per unit and an annual cumulative dividend rate of 9% of such liquidation value. The REIT Securities replaced the above referenced loans on the Company’s balance sheet;

•	principal and interest payments in respect of the Legacy Credit Agreement are only due and payable to the extent of cash flow of the Company, which cash flow would include dividends declared and paid in respect of the REIT Securities, 70% of the amounts distributed by FCMC to the Company or any other assets of the Company, other than the retained interest in FCMC (as discussed below); and

•	the Bank’s recourse in respect of the Legacy Credit Agreement is limited to the assets and stock of Franklin Holding’s subsidiaries, excluding the assets of FCMC and a portion of FCMC’s stock, representing not less than twenty percent and not more than seventy percent of FCMC’s common equity, based on the amounts received by the Bank from the cash collections from FCMC’s servicing of the Portfolio as discussed in more detail below. The Bank, in regard to the payment of principal and interest on its loan, also is entitled to receive seventy percent of the distributions and dividends from FCMC, which percentage share may be reduced to twenty percent based upon the Bank’s receipt of the agreed amounts of net remittances from the Portfolio summarized below.
     From the perspective of the Company and its stockholders, the Restructuring accomplished a number of overarching objectives, including:
•	release of thirty percent of the equity in FCMC, which is wholly owned by the Company, from the Company’s pledges to the Bank in respect of its legacy credit agreement, with the possibility of release of up to an additional fifty percent, based upon the Bank’s receipt of the agreed amounts of net remittances from the Portfolio, summarized below (the “Net Remittances”), from March 31, 2009, the effective date of the Legacy Credit Agreement (the “Legacy Effective Date”), through the term of the Legacy Credit Agreement; the Bank shall reduce its interest in the equity in FCMC, as collateral, in accordance with the following collection levels:

Minimum Amount of Net
	Remittances (Minimum Level		Release of Equity
Level	Amount)	Time Period	Interests
Level 1	$225 million	1 year from the Legacy Effective Date	10% (70% reduces to 60%)
Level 2	$475 million	3 years from the Legacy Effective Date	10% — (60% reduces to 50%)
Level 3	$575 million	No time period specified	10% — (50% reduces to 40%)
Level 4	$650 million	No time period specified	10% — (40 reduces to 30%)
Level 5	$750 million	No time period specified	10% — (30 reduces to 20%)
provided, however, (i) if Net Remittances do not reach the minimum Level 1 amount prior to the first anniversary of the Legacy Effective Date, but reach the minimum Level 2 amount prior to the third anniversary of the Legacy Effective Date, the Bank shall retain, as collateral, 55% of the FCMC equity instead of 50%, as currently scheduled, and any subsequent reductions in the amount of FCMC equity pledged to the Bank shall be 10% smaller than the reductions currently scheduled ; and provided further that (ii) if Net Remittances do not reach the minimum Level 1 amount prior to the first anniversary of the Legacy Effective Date and do not reach the minimum Level 2 amount prior to the third anniversary of the Legacy Effective Date, then the schedule for release of the equity interests in FCMC currently pledged to the Bank shall be as follows: (x) upon attaining the minimum Level 3 amount, the pledged equity interests in FCMC shall reduce 25% (from 70% to 45%); (y) upon attaining the minimum Level 4 amount, the pledged equity interests in FCMC shall reduce an additional 10% (from 45% to 35%), and (z) upon attaining the minimum Level 5 amount, the pledged equity interests in FCMC shall reduce an additional 10% (from 35% to 25%);
•	entry into a servicing agreement enabling the Company to receive fee income in respect of its continued servicing of the transferred Portfolio; and

•	entry into amended credit facilities in the aggregate principal amount of $13.5 million, including a $5 million facility for working capital and to support various servicer licenses, a $2 million revolving facility and a $6.5 million letter of credit facility to support various servicer licenses.
Among the most significant costs of accomplishing these objectives were:
•	the possible transfer of ownership of a portion of FCMC, including a minimum of twenty percent and a maximum of seventy percent, to the Bank at maturity of the Company’s Legacy Credit Agreement with the Bank, unless further extended if the Company is not otherwise able to satisfy or refinance the Legacy Credit Agreement prior to maturity;

•	the transfer of ten percent of ownership of FCMC to the Company’s principal stockholder as the cost of obtaining certain guarantees and pledges required by the Bank as a condition of the restructuring, subject to increase to an additional ten percent should the pledge of common shares of FCMC by Franklin Holding to the Bank be reduced upon the attainment by FCMC of certain net collection targets set by the Bank with respect to the Portfolio;

•	entry into a service agreement with respect to FCMC’s continued servicing of the Portfolio that allows the Bank to terminate such servicing and, concomitantly, FCMC’s fee income from servicing the Portfolio; and

•	in part as a result of a tax basis transfer, the Company may incur significant income tax liabilities at termination of the Legacy Credit Agreement, liquidation of the Company or any of its direct or indirect subsidiary companies, or certain other Company events such as a de facto liquidation. The amount of any tax liability that the Company may incur is not certain since any such calculations need to be performed on a company by company basis and are influenced by a number of factors including, but not limited to, the ability to use prior year losses and future results of operations.
     Restructuring Agreements. In connection with the Restructuring, the Company and its subsidiaries have:
     1. Transferred of substantially all of the Portfolio in exchange for the REIT Securities.
          Pursuant to the terms of a Transfer and Assignment Agreement, certain subsidiaries of the Company (the “Franklin Transferring Entities”) transferred approximately 83% of the Portfolio to a newly formed Delaware statutory trust (“New Trust”) in exchange for the following trust certificates (collectively, the “Trust Certificates”):
a)	An undivided 100% interest of the Bank’s portion of consumer mortgage loans (the “Bank Consumer Loan Certificate”);

b)	An undivided 100% interest in the Bank’s portion of consumer REO assets (the “Bank Consumer REO Certificate”, and together with the Bank Consumer Loan Certificate, the “Bank Trust Certificates”);

c)	An undivided 100% interest in the portion of consumer mortgage loan assets allocated to the M&I Marshall & Ilsley Bank (“M&I”) and BOS (USA) Inc. (“BOS”) (M&I and BOS collectively, the “Participants”) (the “Participants Consumer Loan Certificate”); and

d)	An undivided 100% interest in Participants’ portion of the consumer REO assets (the “Participants Consumer REO Certificate”, and together with the Participants Consumer Loan Certificate, the “Participants Trust Certificates”).
     The Bank Trust Certificates represent approximately 83.27961% of the assets transferred to New Trust considered in the aggregate (such portion, the “Bank Contributed Assets”) and the Participants Trust Certificates represent approximately 16.72039% of the assets transferred to New Trust considered in the aggregate.
     Pursuant to the Transfer and Assignment Agreement, the Franklin Transferring Entities made certain representations, warranties and covenants to New Trust related to the Portfolio. To the extent any Franklin Selling Entity breaches any such representations, warranties and covenants and the Franklin Transferring Entities are unable to cure such breach, New Trust has recourse against the Franklin Transferring Entities (provided that recourse to FCMC is limited solely to instances whereby FCMC transferred REO property FCMC did not own) (the “Reacquisition Parties”). In such instances, the Reacquisition Parties are obligated to repurchase any mortgage loan or REO property and indemnify New Trust, the Bank, the Administrator (as defined below), the holders of the Trust Certificates and the trustees to the trust agreement. The Franklin Transferring Entities provided representations and warranties, including but not limited to correct information, loans have not been modified, loans are in force, valid lien, compliance with laws, licensing, enforceability of the mortgage loans, hazardous substances, fraud, and insurance coverage. In addition, the Franklin Transferring Entities agreed to provide certain collateral documents for each mortgage loan and REO property transferred (except to the extent any collateral deficiency was disclosed to New Trust). To the extent any collateral deficiency exists with respect to such mortgage loan or REO property and the Franklin Transferring Entities do not cure such deficiency, the Reacquisition Parties shall be obligated to repurchase such mortgage loan. In connection with the reacquisition of any asset, the price to be paid by the Reacquisition Parties for such asset (the “Reacquisition Price”) shall be as agreed upon by the Administrator and the applicable Reacquisition Party; provided, however, should such parties not promptly come to agreement, the Reacquisition Price shall be as determined by the Administrator in good faith using its sole discretion.
     The subsidiaries then transferred the Trust Certificates to a newly formed Delaware limited liability company, Franklin Asset, LLC, in exchange for membership interests in Franklin Asset, LLC. Franklin Asset, LLC then contributed the Bank Trust Certificates to a newly formed Delaware limited liability company, Franklin Asset Merger Sub, LLC, in exchange for membership interests in Franklin Asset Merger Sub, LLC (Franklin Asset, LLC retained the Participant Trust Certificates). Franklin Merger Sub, LLC merged with and into a Huntington National Bank wholly-owned subsidiary of the REIT (“REIT Sub”) and Franklin Asset, LLC received the REIT Securities having in the aggregate a value equal to the estimated fair market value of the loans underlying the Bank Trust Certificates, which as of March 31, 2009 was approximately $481.5 million, in exchange for its membership interests in Franklin Asset Merger Sub, LLC. The preferred REIT Securities have a liquidation value of $100,000 per unit and an annual cumulative dividend rate of 9% of such liquidation value. If there is a reacquisition required to be made by the Reacquisition Parties under the Transfer and Assignment Agreement, Franklin Asset, LLC will return such number of Class C Preferred Shares of Huntington Capital Financing Stock that is equal in value to the Reacquisition Price (as defined in the Transfer and Assignment Agreement).
     2. Amended and restated substantially all of its outstanding debt.
     Pursuant to the terms of the Amended and Restated Credit Agreement (Legacy) (the “Legacy Credit Agreement”), the Company and its subsidiaries amended and restated substantially all of their indebtedness currently subject to a certain First Amended and Restated Forbearance Agreement and Amendment to Credit Agreements, dated December 19, 2008, and a certain First Amended and Restated Tribeca Forbearance Agreement and Amendment to Credit Agreements, dated December 19, 2008 (the “Forbearance Agreements”). As more fully described below, pursuant to the terms of the Legacy Credit Agreement, (1) the Participant Trust Certificates were collaterally assigned to the Bank as collateral for the loans as modified pursuant to the terms of the Legacy Credit Agreement (the “Restructured Loans”); (2) all net collections received by New Trust in connection with the portion of the Portfolio represented by the Bank Trust Certificates will be paid to the REIT Sub or its subsidiaries; (3) the REIT Securities were pledged to the Bank as collateral for the Restructured Loans; (4) the Company pledged seventy percent (70%) of the common equity in FCMC to the Bank as collateral for the Restructured Loans; and (5) Franklin Holding and FCMC were released from existing guarantees of the Restructured Loans, including Franklin Holding’s pledge of 100% of the outstanding shares of FCMC, in exchange for providing certain limited recourse guarantees relating to the Restructured Loans, wherein the Bank agreed to exercise only limited recourse against property encumbered by the pledge agreement (the “Pledged Collateral”) made in connection with the Legacy Credit Agreement, provided Franklin Holding and FCMC, respectively, any designee acting under the authority thereof or any subsidiary of either Franklin Holding or FCMC did not (i) commission any act fraud or material misrepresentation in respect of the Pledged Collateral; (ii) divert, embezzle or misapply proceeds, funds or money and/or other property relating in any way to the Pledged Collateral; (iii) breach any covenant under the Legacy Credit Agreement; or (iv) conduct any business activities to perform diligence services, to service mortgage Loans or REO Properties or any related activities, directly or indirectly, other than by FCMC and Franklin Credit Loan Servicing, LLC.
     The terms of the Legacy Credit Agreement vary according to the three tranches of loans covered by the Legacy Credit Agreement. Tranche A includes outstanding debt in the approximate principal sum of $857 million bearing interest at a per annum rate equal to one month LIBOR plus 2.25% per annum, payable monthly in arrears on the outstanding principal balance of the related advances. Tranche B includes outstanding debt in the approximate principal sum of $410 million bearing interest at a per annum rate equal to one month LIBOR plus 2.75% per annum, payable monthly in arrears on the outstanding principal balance of the related advances. Tranche C includes outstanding debt in the approximate principal sum of $125 million bearing interest at a per annum rate equal to 15%, payable monthly in arrears on the outstanding principal balance of the related advances. In the event of a default, the applicable interest rate will increase to 5% over the rate otherwise applicable to the respective tranche.
     All cash available for each tranche shall be used to pay cash interest to the extent cash is available, and any accrued interest for which cash is not available will be added to the principal sum of such tranche. Cash payments on each tranche will be made from: (i) any cash or other assets of the borrowers (Tribeca and certain subsidiaries of Tribeca and Franklin Credit Asset

Corporation, (ii) dividends and distributions on the REIT Securities, all of which shall be applied as a non pro rata distribution solely to the Bank’s pro rata share of such tranche (until paid in full), (iii) all distributions made by New Trust on the Participant Trust Certificates, all of which shall be applied as a non pro rata distribution to the Participants’ pro rata shares of such tranche (until paid in full), and (iv) from any proceeds received from any other collateral, which will be applied pursuant to a waterfall provision described more fully in the Legacy Credit Agreement. The borrowers will not be required to make scheduled principal payments, provided that all amounts received by any borrower in excess of accrued interest, whether from collateral or otherwise, shall be applied to reduce the principal sum. All remaining principal and interest will be due and payable at maturity of the Legacy Credit Agreement on March 1, 2012. Based on the current cash flows described above, it is not expected that that the Company will be able to repay remaining principal and interest due on March 1, 2012. Under such circumstances, the Bank would have all available rights and remedies under the Legacy Credit Agreement.
     The Legacy Credit Agreement contains representations, warranties, covenants and events of default (“The Legacy Credit Agreement Defaults”) that are customary in transactions similar to the restructuring. Some, but not all, of the Legacy Credit Agreement defaults will create an event of default under the Licensing Credit Facility and the Servicing Agreement (as defined below). In addition, the Company has agreed to seek shareholder approval to amend the Certificate of Incorporation of FCMC to delete the provision, adopted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware in connection with the Company’s December 2008 corporate reorganization, that requires the approval of the stockholders of Franklin Holding in addition to the stockholders of FCMC for any action or transaction, other than the election or removal of directors, that would require the approval of the stockholders of FCMC. If such amendment is not passed on or prior to June 30, 2009, which will require approval by holders of at least two thirds of the shares of the Company then entitled to vote at an election of directors, the failure to pass such amendment shall constitute an event of default under the Legacy Credit Agreement. Under such circumstances, the Bank would be entitled to foreclose on all of the assets of the Company, including on Franklin Holdings’ pledge of 70% of the stock of FCMC.
     The Legacy Credit Facility is secured by a first priority security interest in (i) the REIT Shares; (ii) the Participant Trust Certificates; (iii) an undivided 16.72039% interest in the consumer mortgage loans and REO properties transferred to New Trust; (iv) 70% of all equity interests in FCMC, and 100% equity interests in all other direct and indirect subsidiaries of Franklin Holding, pledged by Franklin Holding (subject to partial releases of such equity interests under “Cumulative Collective Targets” under the terms relating to the Servicing Agreement); (v) all amounts owing pursuant to any deposit account or securities account of any Company entities bound to the Legacy Credit Facility (other than Franklin Holding), (vi) a first mortgage in real property interests at 6 Harrison Street, Unit 6, New York, New York; (vii) all monies owing to any borrower from any taxing authority; (viii) any commercial tort or other claim currently pledge under the existing Forbearance Agreements, including FCMC’s right title and interest in claims and actions with respect to certain loan purchase agreements and other interactions of FCMC with various entities engaged in the secondary mortgage market; (ix) certain real property interests of FCMC in respect to the proprietary leases under the existing Forbearance Agreements if not transferred to New Trust; (x) a second priority lien on cash collateral held as security for the Licensing Facility to FCMC; and (xi) any monies, funds or sums due or received by any Borrower in respect of any program sponsored by any Governmental Authority, any federal program, federal agency or quasi-governmental agency, including without limitation any fees received, directly or indirectly, under the U.S. Treasury Homeowners Affordability and Stability Plan. Any security agreement, acknowledgement or other agreement in respect of a lien or encumbrance on any asset of New Trust shall be non-recourse in nature and shall permit New Trust to distribute, without qualification, 83.27961% of all net collections received by New Trust to the REIT Sub and its subsidiaries irrespective of any event or condition in respect of the Legacy Credit Agreement.
     All collections received by New Trust, provided that an event of default has not occurred and is continuing, shall go first to the payment of monthly servicing fees, which shall be paid one month in advance, under the Servicing Agreement and then to (i) Administration Fees, expenses and costs (if any), (ii) pro rata to the owner trustee, certificate trustee and each custodian for any due and unpaid fees and expenses of such trustee and/or custodian, and (iii) to the pro-rata ownership of the Trust Certificates. All amounts received pursuant to the Participants Trust Certificates shall be distributed pursuant to the applicable “Waterfall” provisions.
     3. Entered into an amended and restated credit agreement to fund FCMC’s licensing obligations and working capital.
          Franklin Holding and FCMC have entered into an Amended and Restated Credit Agreement (Licensing) (the “Licensing Credit Agreement”) which includes a credit limit of $13,500,000, composed of a secured (i) revolving line of credit (“Revolving Facility”) up to the principal amount outstanding at any time of $2,000,000, (ii) up to the aggregate stated amount outstanding at any time for letters of credit of $6,500,000, and (iii) a draw credit facility (“Draw Facility”) up to the principal amount outstanding at any time of $5,000,000. The Revolving Facility and the letters of credit shall be used to assure that all state licensing requirements of FCMC are met and to pay approved expenses of the Company. The Draw Facility shall be used to provide for working capital of FCMC, and amounts drawn and repaid under this facility cannot be reborrowed.
     The principal sum shall be due and payable in full on the earlier of the date that the Licensing Agreement is due and payable in full pursuant to the terms of this facility, whether by acceleration or otherwise, or at maturity on March 29, 2010. Advances under the Revolving Facility shall bear interest at the one-month reserve adjusted LIBOR Rate plus a margin of 8%. Advances under the Draw Facility shall bear interest at the one-month reserve adjusted LIBOR Rate plus a margin of 6%. Interest on both the Revolving Facility and the Draw Facility shall be paid prior to any distributions pursuant to stock ownership or stock pledges of equity interests in FCMC. After any default, all advances and letters of credit shall bear interest at 5% in excess of the rate of interest then in effect.
     The Licensing Credit Agreement contains warranties, representations, covenants and events of default that are customary in transactions similar to the restructuring.
     The Licensing Facility is secured by (i) a first priority security interest in FCMC’s cash equivalents in a controlled account maintained at the Bank in an amount satisfactory to the Bank, but not less than $8,500,000, (ii) blanket existing lien on all personal property of FCMC, (iii) a second mortgage in real property interests at 6 Harrison Street, Unit 6, New York, New York, (iv) a first Mortgage in certain real property interests at 350 Albany St. New York, New York; and (v) any monies or sums due FCMC in respect of any program sponsored by any Governmental Authority, including without limitation any fees received, directly or indirectly, under the U.S. Treasury Homeowners Affordability and Stability Plan.
     The Draw Facility is guaranteed by Thomas J. Axon, Chairman of the Board of Directors and a principal stockholder of the Company. Mr. Axon’s Guaranty shall be secured by a first priority and exclusive lien on commercial real estate, at a loan to value ratio satisfactory to the Bank. In consideration for his guaranty, the Bank and the Company’s Audit Committee each has consented to the payment to Mr. Axon equal to 10% of FCMC’s common shares, subject to a further payment of up to an additional 10% in FCMC’s common shares should the pledge of common shares of FCMC by Franklin Holding to the

Bank be reduced upon attainment by FCMC of certain net collection targets set by the Bank with respect to the Portfolio.
     4. Entered into a servicing agreement with the New Trust.
     The servicing agreement (the “Servicing Agreement”) governs the servicing by FCMC, as the servicer (the “Servicer”) of the Portfolio transferred to New Trust. New Trust and/or the Bank as the administrator of New Trust (the “Administrator”) have significant control over all aspects of the servicing of the Portfolio based on (i) a majority of the Servicer’s actions or Servicer’s utilization of any subservicer or subcontractor is contingent on the Servicer receiving explicit instructions or consent from New Trust or Administrator, (ii) compliance with work rules and an approval matrix provided by the Bank and (iii) monthly meetings between New Trust and the Servicer.
     All collections by the Servicer are remitted to a collection account and controlled through the Bank’s lockbox account. The Administrator shall transfer the collection amounts from the lockbox account to a certificate account whereby the funds shall flow through the trust agreement’s “Waterfall” as described above. The Servicer’s servicing fees and servicing advance reimbursements are paid in advance provided an event of default has not occurred. If an event of default has occurred, the Servicer’s servicing fees and servicing advances are the third remittance in the Waterfall,” following remittances for payment of Administrator, custodian and trustee fees.
     New Trust’s indemnification obligation to the Servicer is limited to the collections from the Portfolio. In addition, the Servicer will be indemnified by New Trust only for a breach of corporate representations and warranties or if the Administrator forces the Servicer to take an action that results in a loss to the Servicer.
     The Servicer is required to maintain net worth of approximately $7.6 million and net income before taxes of $800,000 for the most recent twelve month period or an event of default will be deemed to have occurred. In addition to typical servicer events of default and the defaults listed above, the Servicing Agreement contains the following events of default: (i) certain defaults under the Legacy Loan Agreement would trigger an event of default under the Servicing Agreement, (ii) failure to adopt a servicing action plan as directed by the Administrator would trigger an event of default, (iii) any event of default under the Licensing Loan Agreement would trigger an event of default under the Servicing Agreement, and (iv) failure of Servicer to satisfy certain gross collection targets if determined to be the result of a failed servicing practice as determined by the Bank per a servicing audit would trigger an event of default.
     The Servicing Agreement shall have an initial term of three years which may be extended for one or two additional one year periods at the sole discretion of New Trust. During the first year of the agreement, Servicer shall receive a termination fee for each loan to the extent the servicing is terminated by the Bank for any reason other than a default under the terms of the servicing agreement. During the term of the servicing agreement, FCMC may not enter into any other third-party servicing agreements to service any other assets that could likely impair its ability to service the Portfolio without the consent of the Bank, which cannot be unreasonably withheld.
     The foregoing summary of the Restructuring Agreements is qualified in its entirety by reference to the complete copies of such documents, filed as Exhibits 10.1 through 10.14 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Trust Agreement by and among Franklin Credit Asset Corporation, Franklin Credit Management Corporation, Tribeca Lending Corp. and each of their respective subsidiaries, as Depositors, and The Huntington National Bank, as Certificate Trustee, and Wilmington Trust Company, as Owner Trustee, dated March 31, 2009

10.2	Transfer and Assignment Agreement by and among Franklin Mortgage Asset Trust 2009-A, Franklin Credit Asset Corporation, Franklin Credit Management Corporation, Tribeca Lending Corp. and each of their respective subsidiaries dated March 31, 2009

10.3	Contribution Agreement by and among Franklin Asset, LLC and Franklin Asset Merger Sub, LLC dated March 31, 2009

10.4	Agreement and Plan of Merger by and among Huntington Capital Financing, LLC, HCFFL, LLC, Franklin Asset, LLC, Franklin Credit Holding Corporation, Franklin Credit Asset Corporation, Tribeca Lending Corp. and each of their respective subsidiaries dated March 31, 2009

10.5	Amended and Restated Credit Agreement (Legacy) by and among Franklin Credit Asset Corporation, Tribeca Lending Corp. and the Other Borrowers Party hereto as Borrowers, the Financial Institutions Party hereto as Lenders, and the Huntington National Bank, as Administrative Agent, dated March 31, 2009

Exhibit No.	Description

10.6	The Limited Recourse Guarantee, dated as of March 3, 2009, made by Franklin Credit Holding Corporation in favor of The Huntington National Bank.

10.7	The Limited Recourse Guarantee, dated as of March 31, 2009, made by Franklin Credit Management Corporation in favor The Huntington National Bank.

10.8	The Amended and Restated Security Agreement, dated as of March 31, 2009, by and among the Borrowers and The Huntington National Bank.

10.9	The Amended and Restated Pledge Agreement, dated as of March 31, 2009, by and between Franklin Credit Holding Corporation and The Huntington National Bank.

10.10	The Amended and Restated Pledge, Assignment and Security Agreement, dated as of March 31, 2009, by and between Franklin Credit Management Corporation and The Huntington National Bank.

10.11	The Investment Property Security Agreement, dated as of March 31, 2009, by and between Franklin Credit Management Corporation and The Huntington National Bank.

10.12	Amended and Restated Credit Agreement (Licensing) by and among Franklin Credit Management Corporation and Franklin Credit Holding Corporation as Borrowers, the Financial Institutions Party hereto as Lenders, and the Huntington National Bank, as Administrative Agent, dated March 31, 2009

10.13	The Amended and Restated Security Agreement (Licensing), dated as of March 31, 2009, by and between Franklin Credit Management Corporation and The Huntington National Bank.

10.14	Servicing Agreement by and among Franklin Mortgage Asset Trust 2009-A and Franklin Credit Management Corporation dated March 31, 2009 (confidential treatment requested for portions of this exhibit)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 6, 2009

FRANKLIN CREDIT HOLDING CORPORATION
By:	/s/ Kevin P. Gildea
	Name:	Kevin P. Gildea
	Title:	Chief Legal Officer and Secretary